Exhibit 10.45 Execution Version ABL GUARANTEE AND COLLATERAL AGREEMENT made by RENT-A-CENTER, INC. and certain of its Subsidiaries in favor of JPMORGAN CHASE BANK, N.A., as Administrative Agent Dated as of August 5, 2019 509265-2041-31480247.14

ABL GUARANTEE AND COLLATERAL AGREEMENT THIS ABL GUARANTEE AND COLLATERAL AGREEMENT (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of August 5, 2019 by and among RENT-A-CENTER, INC., a Delaware corporation (the “Borrower”), certain of its Subsidiaries signatories hereto (the Borrower and each such Subsidiary a “Grantor”, and collectively, the “Grantors”) and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the ABL Credit Agreement, dated as of August 5, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the Lenders, the Administrative Agent, and the other agents party thereto. PRELIMINARY STATEMENT WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein; WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor; WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties; and NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows: ARTICLE I DEFINITIONS 1.1 Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. 1.2 Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Agreement are used herein as defined in the UCC. 1.3 Definitions of Certain Terms Used Herein. As used in this Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings: “Accounts” has the meaning set forth in Article 9 of the UCC. “Account Debtor” has the meaning set forth in Article 9 of the UCC. 509265-2041-31480247.14

“After-Acquired Registered Intellectual Property” has the meaning set forth in Section 4.1. “Article” means a numbered article of this Agreement, unless another document is specifically referenced. “Chattel Paper” has the meaning set forth in Article 9 of the UCC. “Collateral” has the meaning set forth in Article III. “Collateral Deposit Account” means each Deposit Account of a Grantor other than an Excluded Account. “Collateral Report” means any certificate (including any Borrowing Base Certificate and any Collateral Monitoring Template), report or other document delivered by any Grantor to the Administrative Agent or any Lender with respect to the Collateral pursuant to any Loan Document. “Collection Account” has the meaning set forth in Section 8.1(b). “Commercial Tort Claims” has the meaning set forth in Article 9 of the UCC. “Control” has the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC. “Control Agreement Deadline” has the meaning set forth in Section 8.1(a). “Copyrights” means (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; and (b) all renewals of any of the foregoing. “Deposit Account Control Agreement” means with respect to a Deposit Account established by a Loan Party (or a Deposit Account of a Loan Party in existence as of the Closing Date), an agreement establishing Control of such Deposit Account by the Administrative Agent and whereby the bank maintaining such Deposit Account agrees to comply only with the instructions originated by the Administrative Agent, without the further consent of any Loan Party, upon the delivery of a notice of sole control by the Administrative Agent. “Deposit Accounts” has the meaning set forth in Article 9 of the UCC. “Documents” has the meaning set forth in Article 9 of the UCC. “Equipment” has the meaning set forth in Article 9 of the UCC. “Excluded Accounts” means (i) any Deposit Account or like account, exclusively used for the following purposes: taxes, payroll, employee benefits or healthcare benefits or, in each case, similar items, (ii) any Deposit Account, Securities Account or like account containing only amounts (in addition to interest earned thereon and amounts therein to pay fees required by the depository bank with regard to such account) that (A) represent amounts withheld by any Grantor from interest payments made by any Grantor in the ordinary course of business in compliance with applicable tax withholding laws or (B) are held by any Grantor in a trust or fiduciary capacity for the benefit of Persons that are not Affiliates (for the purposes of this clause, “Affiliates” shall exclude any persons who are officers or employees of the Borrower or any of its Restricted Subsidiaries), (iii) defeasance, redemption, escrow and accounts in connection with repayment of indebtedness, acquisitions and investments (including purchase price holdback amounts), in 2 509265-2041-31480247.14 each case, in connection with transactions permitted by the Credit Agreement and containing only such funds required to satisfy such defeasance, redemption or escrow obligations (in addition to interest earned thereon and amounts therein to pay fees required by the depository bank with regard to such account), (iv) any other account or financial asset in which a security interest in favor of the Administrative Agent would be unlawful, (v) any Deposit Account of a retail store location (A) that contains only amounts reasonably deemed necessary (and notified to the Administrative Agent in writing on each Business Day during a Full Cash Dominion Period) by the Borrower to fund ongoing operations and satisfy working capital requirements of such retail store location and (B) for which funds in such Deposit Account in excess of the amounts provided for in clause (A) are automatically swept on a daily basis into a Collateral Deposit Account and (vi) other Deposit Accounts and Securities Accounts of the Grantors holding aggregate balances in an amount not to exceed $2,000,000 for all such accounts at any one time. “Excluded Property” means (i) any property to the extent that such grant of a security interest therein is prohibited by any Requirement of Law, requires a consent not obtained of any Governmental Authority or is prohibited by, or constitutes a breach or default under or results in or would give rise to the right of termination of or requires any consent (other than consent of the Borrower or any of its Restricted Subsidiaries) not obtained under, any contract, lease, permit, franchise, authorization license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property (other than any of the foregoing issued by the Borrower or any of its Restricted Subsidiaries), any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, lease, permit, franchise, authorization, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law, (ii) assets that are subject to a purchase money Lien or finance lease permitted under the Credit Agreement to the extent the documents relating to such purchase money Lien or finance lease do not permit such assets to be subject to the security interests created hereby or the grant of a security interest therein would create a right of termination in favor of any other party thereto (other than the Borrower or any of its Restricted Subsidiaries), (iii) Excluded Accounts, (iv) any Investment Property consisting of Voting Stock of a CFC or CFC Holding Company that is in excess of 65% of the total outstanding Voting Stock of such CFC or CFC Holding Company and any Investment Property consisting of Capital Stock of an Immaterial Subsidiary, (v) those assets as to which Administrative Agent and the Borrower reasonably agree in writing that the cost of obtaining such a security interest is excessive in relation to the benefit to the Lenders of the security to be afforded thereby, (vi) assets to the extent a security interest in such assets in favor of the Secured Parties would reasonably be expected to result in material adverse tax consequences (including, without limitation, as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction), as reasonably determined by the Borrower and with the consent of the Administrative Agent (not to be unreasonably withheld or delayed), (vii) Margin Stock, (viii) any fee-owned real property and any leasehold interests in real property, (ix) any United States “intent to use” trademark application or “intent-to-use” service mark application filed pursuant to Section 1(b) of the Lanham Act prior to the filing of a “statement of use” or Amendment to Allege Use” pursuant to Section 1(d) or 1(c) of the Lanham Act, respectively, to the extent that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of, or render void or voidable or result in the cancellation of any Grantor’s right, title or interest therein or any trademark or service mark issued as a result of such application under applicable federal law, (x) any equity interest in any partnership, joint venture or other Person that, in each case, would not constitute a Subsidiary, (xi) any motor vehicles or other assets subject to certificates of title except to the extent a security interest in such assets may be perfected by filing a UCC financing statement, (xii) letter of credit rights unless perfected by filing a UCC financing statement and (xiii) Commercial Tort Claims with a value of less than $5,000,000; provided that the Borrower in its sole discretion may elect to exclude any property from the definition of Excluded Property; provided further that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to in any 3 509265-2041-31480247.14 of clauses (i) through (xiii) above (unless such Proceeds, substitutions or replacements would constitute Excluded Property referred to in any of clauses (i) through (xiii) above). “Exhibit” refers to a specific exhibit to this Agreement, unless another document is specifically referenced. “Fixtures” has the meaning set forth in Article 9 of the UCC. “General Intangibles” has the meaning set forth in Article 9 of the UCC. “Goods” has the meaning set forth in Article 9 of the UCC. “Guarantor Obligations” means with respect to any Guarantor, all obligations and liabilities of such Guarantor which arise under or in connection with this Agreement (including, without limitation, Article II) or any other Loan Document, whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document). “Guarantors” means the Grantors; provided that each Grantor shall be considered a Guarantor only with respect to the Primary Obligations of any other Loan Party. “Instruments” has the meaning set forth in Article 9 of the UCC. “Intellectual Property” means the collective reference to all rights, priorities and privileges in and to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, with respect to the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses. “Inventory” has the meaning set forth in Article 9 of the UCC. “Investment Property” has the meaning set forth in Article 9 of the UCC. “Letter-of-Credit Rights” has the meaning set forth in Article 9 of the UCC. “Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks. “Lock Boxes” has the meaning set forth in Section 8.1(a). “Lock Box Agreements” has the meaning set forth in Section 8.1(a). “Obligations” means, with respect to any Grantor, the collective reference to its Primary Obligations and its Guarantor Obligations. “Patents” means (a) any and all patents and patent applications; and (b) all reissues, reexaminations, divisionals, continuations, renewals, extensions, and continuations-in-part thereof. “Pledged Chattel Paper” means all Chattel Paper, but only to the extent not constituting Excluded Property. 4 509265-2041-31480247.14

“Pledged Collateral” means all Instruments, Securities and other Investment Property of the Grantors (other than Excluded Property), whether or not physically delivered to the Administrative Agent pursuant to this Agreement. “Primary Obligations” means, with respect to any Loan Party, the collective reference to (a) the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and Reimbursement Obligations and all other obligations and liabilities of such Loan Party to the Administrative Agent or any other Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any other Loan Documents (other than this Agreement), the Letters of Credit or any other document made, delivered or given in connection herewith or therewith (other than this Agreement), whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent or to any other Secured Party that are required to be paid by such Loan Party pursuant to the terms of any of the foregoing agreements) or otherwise, (b) all Banking Services Obligations of such Loan Party and (c) all Secured Swap Obligations of such Loan Party; provided, that for purposes of determining any Guarantor Obligations of any Guarantor under this Agreement, the definition of “Primary Obligations” shall not create any guarantee by any Guarantor of any Excluded Swap Obligations of such Guarantor. “Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto. “Qualified Keepwell Provider” means, in respect of any Swap Obligation, each Loan Party that, at all times during the Swap Guarantee Eligibility Period, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell pursuant to Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. “Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments, Subject Agreements and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral. “Requirement of Law” means as to any Person, the Certificate of Incorporation and By Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. “Section” means a numbered section of this Agreement, unless another document is specifically referenced. “Secured Parties” means the collective reference to the Administrative Agent, the Lenders, the Issuing Lenders and any Affiliate of any Lender to which Primary Obligations or Guarantor Obligations, as applicable, are owed. “Securities Account” has the meaning set forth in Article 8 of the UCC. 5 509265-2041-31480247.14

“Securities Intermediary” has the meaning set forth in Article 8 of the UCC. “Security” has the meaning set forth in Article 8 of the UCC. “Specified Permitted Liens” means the Liens on the Collateral securing the obligations of the Loan Parties under the Term Loan Documents, subject to the Intercreditor Agreement. “Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Capital Stock constituting Collateral, any right to receive Capital Stock and any right to receive earnings, in which the Grantors now have or hereafter acquire any right, issued by an issuer of such Capital Stock. “Supporting Obligations” has the meaning set forth in Article 9 of the UCC. “Swap Guarantee Eligibility Period” means, with respect to a Guarantor and the relevant Swap Obligation, the period from and including the date on which the relevant guarantee (or grant of the relevant security interest, as applicable) becomes effective with respect to such Swap Obligation until the date on which such guarantee (or grant of the relevant security interest, as applicable) is no longer in effect. For the avoidance of doubt, the Swap Guarantee Eligibility Period shall commence on the date of the execution of a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act if the corresponding guarantee (or grant of security interest, as applicable) is then in effect, and otherwise it shall commence on the date of execution and delivery of the relevant guarantee (or grant of security interest, as applicable) unless the guarantee (or relevant collateral agreement or pledge documentation, as applicable) specifies a subsequent effective date. “Term Loan Priority Collateral” has the meaning set forth in the Intercreditor Agreement. “Trademarks” means (a) all trademarks (including service marks), trade names, trade dress, trade styles, Internet domain names and all other sources of commercial indicia and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; and (b) all renewals of the foregoing. “UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Administrative Agent’s or any Lender’s Lien on any Collateral. “Voting Stock” means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even where the right so to vote has been suspended by the happening of such a contingency. The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. ARTICLE II GUARANTEE 2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their 6 509265-2041-31480247.14 respective successors and assigns, the prompt and complete payment and performance by the Loan Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Primary Obligations of the Loan Parties (other than, with respect to any Guarantor, any Excluded Swap Obligations of such Guarantor). (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor (other than the Borrower) hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2). (c) Each Guarantor agrees that the Primary Obligations of the Loan Parties may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Article II or affecting the rights and remedies of the Administrative Agent or any Lender hereunder. (d) The guarantee contained in this Article II shall remain in full force and effect until all the Primary Obligations of the Loan Parties (other than indemnification or reimbursement obligations under Sections 2.18, 2.19(a), 2.19(d) or 2.20 of the Credit Agreement for which the Borrower has not been notified and contingent indemnification obligations, Banking Service Obligations and Secured Swap Obligations) shall have been satisfied by payment in full, no Letters of Credit shall be outstanding (other than Letters of Credit cash collateralized or otherwise backstopped in a manner satisfactory to the applicable Issuing Lender and the Administrative Agent) and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Loan Parties may be free from any Primary Obligations. (e) No payment made by the Borrower, any other Loan Party, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any other Loan Party, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Primary Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Primary Obligations of the Loan Parties or any payment received or collected from such Guarantor in respect of the Primary Obligations of the Loan Parties), remain liable for the Primary Obligations of the Loan Parties up to the maximum liability of such Guarantor hereunder until the Primary Obligations of the Loan Parties (other than indemnification or reimbursement obligations under Sections 2.18, 2.19(a), 2.19(d) or 2.20 of the Credit Agreement for which the Borrower has not been notified and contingent indemnification obligations, Banking Service Obligations and Secured Swap Obligations) are paid in full, no Letters of Credit shall be outstanding (other than Letters of Credit cash collateralized or otherwise backstopped in a manner satisfactory to the applicable Issuing Lender and the Administrative Agent) and the Commitments are terminated. 2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder. 7 509265-2041-31480247.14

2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower, any other Loan Party or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Primary Obligations of the Loan Parties, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower, any other Loan Party or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Loan Parties on account of the Primary Obligations (other than indemnification or reimbursement obligations under Sections 2.18, 2.19(a), 2.19(d) or 2.20 of the Credit Agreement for which the Borrower has not been notified and contingent indemnification obligations, Banking Service Obligations and Secured Swap Obligations) are paid in full, no Letters of Credit shall be outstanding (other than Letters of Credit cash collateralized or otherwise backstopped in a manner satisfactory to the applicable Issuing Lender and the Administrative Agent) and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Primary Obligations of the Loan Parties (other than indemnification or reimbursement obligations under Sections 2.18, 2.19(a), 2.19(d) or 2.20 of the Credit Agreement for which the Borrower has not been notified and contingent indemnification obligations, Banking Service Obligations and Secured Swap Obligations) shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Primary Obligations of the Loan Parties, whether matured or unmatured, in such order as the Administrative Agent may determine. 2.4 Amendments, etc. with respect to the Primary Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Primary Obligations of the Loan Parties made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Primary Obligations of the Loan Parties continued, and the Primary Obligations of the Loan Parties, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Primary Obligations of the Loan Parties may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Primary Obligations of the Loan Parties or for the guarantee contained in this Article II or any property subject thereto. 2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Primary Obligations of the Loan Parties and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Article II or acceptance of the guarantee contained in this Article II; the Primary Obligations of the Loan Parties, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article; and all dealings between the Loan Parties, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article II. Each Guarantor waives diligence, presentment, protest, demand for 8 509265-2041-31480247.14 payment and notice of default or nonpayment to or upon the Borrower, any other Loan Party or any of the Guarantors with respect to the Primary Obligations of the Loan Parties. Each Guarantor understands and agrees that the guarantee contained in this Article II shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Primary Obligations of the Loan Parties or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower, any other Loan Party or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower, any other Loan Party or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Loan Parties for the Primary Obligations, or of such Guarantor under the guarantee contained in this Article II, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Loan Party, any other Guarantor or any other Person or against any collateral security or guarantee for the Primary Obligations of the Loan Parties or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Loan Party, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Loan Party with Primary Obligations, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings. 2.6 Reinstatement. The guarantee contained in this Article II shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Primary Obligations of the Loan Parties is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, any other Loan Party or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower, any other Loan Party or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made. 2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Funding Office or such other office designated by the Administrative Agent in writing. 2.8 Keepwell. Each Qualified Keepwell Provider hereby jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party for such Loan Party to qualify as an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder at any time during the Swap Guarantee Eligibility Period in respect of any Swap Obligations (provided, however, that each Qualified Keepwell Provider shall only be liable under this Section 2.8 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.8, or otherwise under this guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified Keepwell Provider under this Section 2.8 shall remain in full force and effect until all of the Primary Obligations of the Loan Parties (other than indemnification or reimbursement obligations under Sections 2.18, 2.19(a), 2.19(d) or 2.20 of the Credit 9 509265-2041-31480247.14

Agreement for which the Borrower has not been notified and contingent indemnification obligations, Banking Service Obligations and Secured Swap Obligations) and the obligations of each Guarantor under the guarantee contained in this Article II shall have been satisfied by payment in full, no Letters of Credit shall be outstanding (other than Letters of Credit cash collateralized or otherwise backstopped in a manner satisfactory to the applicable Issuing Lender and the Administrative Agent) and the Commitments shall be terminated. Each Qualified Keepwell Provider intends that this Section 2.8 constitute, and this Section 2.8 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act. ARTICLE III GRANT OF SECURITY INTEREST Each Grantor hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the benefit of the Secured Parties, to secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of such Grantor’s Obligations, a security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including with respect to: (a) all Accounts; (b) all Chattel Paper; (c) all Deposit Accounts; (d) all Documents (other than title documents with respect to Vehicles); (e) all Equipment; (f) all Fixtures; (g) all General Intangibles; (h) all Goods; (i) all Instruments; (j) all Intellectual Property (including, for the avoidance of doubt, with respect to any Grantor’s right to (i) sue for past, present, and future infringement of any of the foregoing, and (ii) any income, royalties, damages, and payments now or hereafter due or payable under any of the foregong); (k) all Inventory; (l) all Investment Property; (m) all cash or cash equivalents; (n) all letters of credit, Letter-of-Credit Rights and Supporting Obligations; 10 509265-2041-31480247.14

(o) all Commercial Tort Claims; (p) all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing; (q) all other property not otherwise described above (except for any property specifically excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above); (r) all books and records pertaining to the Collateral; and (s) to the extent not otherwise included in the foregoing, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing; provided, however, that notwithstanding any of the other provisions set forth in this Agreement or the other Loan Documents, no Excluded Property shall constitute Collateral under this Agreement. ARTICLE IV REPRESENTATIONS AND WARRANTIES To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent, the Issuing Lender and each Lender that: 4.1 Perfection and Priority. When financing statements naming such Grantor as debtor and the Administrative Agent as secured party and providing a description of the Collateral with respect to which such Grantor has purported to grant a security interest hereunder have been filed in the appropriate offices against such Grantor in the locations listed on Exhibit E, the Administrative Agent will have a fully perfected first priority (or such other priority as required by the Intercreditor Agreement) security interest, subject only to Liens permitted under Section 7.3 of the Credit Agreement, in that Collateral of the Grantor in which a security interest may be perfected by filing of an initial financing statement in the appropriate office against such Grantor; provided that the filing of this Agreement (or a short form Intellectual Property security agreement substantially in the form of Annex 2 hereto) with the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect the security interest of the Administrative Agent in respect of any United States registered Patents, Trademarks and Copyrights (i) owned by (or, with respect to United States registered Copyrights, exclusively licensed to) such Grantor as of the date hereof or (ii) acquired or created by (or, with respect to United States registered Copyrights, exclusively licensed to) such Grantor after the date hereof (such United States registered Patents, Trademarks and Copyrights described in this clause (ii), the “After-Acquired Registered Intellectual Property”). When the Pledged Collateral is delivered to the Administrative Agent (or its agent or bailee in accordance with the Intercreditor Agreement) in accordance with this Agreement, the Administrative Agent will have a fully perfected first priority (or such other priority as required by the Intercreditor Agreement) security interest, subject only to Liens permitted under Section 7.3 of the Credit Agreement, in such Pledged Collateral if and to the extent that a security interest may be perfected by such delivery. 4.2 Type and Jurisdiction of Organization; Organizational and Identification Numbers. The type of entity of such Grantor, its state of organization, the organizational number issued to it by its state of 11 509265-2041-31480247.14 organization and its federal employer identification number, in each case as of the Closing Date, are set forth on Exhibit A. 4.3 Principal Location. Such Grantor’s mailing address, and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), in each case as of the Closing Date, are disclosed in Exhibit A. 4.4 Collateral Locations. All of such Grantor’s locations where Collateral consisting of Inventory with an aggregate value in excess of $200,000 is located (or is in transit to) as of the Closing Date are listed on Exhibit A. As of the Closing Date all of said locations are owned by such Grantor except for locations (i) which are leased by such Grantor as lessee and designated on Exhibit A or (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated on Exhibit A. 4.5 Deposit Accounts. All of such Grantor’s Collateral Deposit Accounts in existence on the Closing Date are listed on Exhibit B. 4.6 Exact Names. Such Grantor’s name in which it has executed this Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization as of the Closing Date. As of the Closing Date such Grantor has not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition, other than as provided on Exhibit A. 4.7 Chattel Paper. Such Grantor’s Pledged Chattel Paper consisting of rental agreements and installment sales agreements are maintained (a) if Section 6.13(b) of the Credit Agreement does not apply, at the locations directed by the Borrower pursuant to Section 6.13(a) of the Credit Agreement or (b) if Section 6.13(b) of the Credit Agreement applies, at the Specified Administrative Agent Location. None of the Pledged Chattel Paper has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person, other than (i) those that have been terminated or (ii) those containing the legend required by Section 6.13(c) of the Credit Agreement. 4.8 [Reserved]. 4.9 [Reserved]. 4.10 Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, Exhibit C sets forth a true and complete list of (a) each registered or applied for United States Patent, Trademark or Copyright owned by each Grantor as of the Closing Date and (b) all Licenses under which a Grantor is an exclusive licensee of a registered or applied for Copyright. This Agreement is effective to create a valid and continuing Lien and, upon filing of appropriate financing statements in the offices listed on Exhibit E and this Agreement or the filing and recordation of a short form intellectual property security agreement substantially in the form of Annex 2 hereto with the United States Copyright Office and the United States Patent and Trademark Office, a fully perfected first priority (or such other priority as required by the Intercreditor Agreement) security interest in favor of the Administrative Agent on such Grantor’s United States Patents, Trademarks and Copyrights that are registered or are applications constituting Collateral, in each case, to the extent that a security interest can be perfected by the filing or recordation of such documents, as applicable. 4.11 [Reserved]. 4.12 [Reserved]. 12 509265-2041-31480247.14

4.13 Pledged Collateral. (a) Exhibit D sets forth a complete and accurate list of all Pledged Collateral owned by such Grantor as of the Closing Date. Such Grantor further represents and warrants as of the Closing Date that (A) all Pledged Collateral owned by it constituting Capital Stock issued by a Subsidiary of such Grantor has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized and validly issued and are fully paid and non-assessable; (B) with respect to any certificates delivered to the Administrative Agent representing Capital Stock issued by a Subsidiary of such Grantor, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Administrative Agent so that the Administrative Agent may take steps to perfect its security interest therein as a General Intangible; (C) [reserved]; and (D) all Pledged Collateral which represents Indebtedness owed to such Grantor by a Subsidiary of the Borrower, to the actual knowledge of such Grantor, has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder. (b) No consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by such Grantor of such Pledged Collateral pursuant to this Agreement or for the execution, delivery and performance of this Agreement by such Grantor, or for the exercise by the Administrative Agent of the voting or other rights provided for in this Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Agreement, except (i) the filing of financing statements with respect to any Pledged Collateral that is an uncertificated security, (ii) as may be required in connection with such disposition by laws affecting the offering and sale of securities generally, (iii) for those consents which have been made or obtained prior to the effectiveness of such pledge and (iv) those, that if not obtained, would not reasonably be expected to have a Material Adverse Effect. (c) As of the Closing Date, such Grantor owns the percentage of the issued and outstanding Capital Stock that constitutes Pledged Collateral indicated in Exhibit D and none of the Pledged Collateral which represents Indebtedness owed to such Grantor by a Subsidiary of the Borrower is subordinated in right of payment to other Indebtedness or subject to the terms of an indenture. 4.14 Commercial Tort Claims. As of the Closing Date, no Grantor has rights in any commercial tort claim with an asserted value in excess of $5,000,000. ARTICLE V COVENANTS From the date of this Agreement and thereafter until the Primary Obligations of the Loan Parties (other than indemnification or reimbursement obligations under Sections 2.18, 2.19(a), 2.19(d) or 2.20 of the Credit Agreement for which the Borrower has not been notified and contingent indemnification obligations, Banking Service Obligations and Secured Swap Obligations) shall have been satisfied by payment in full, no Letters of Credit shall be outstanding (other than Letters of Credit cash collateralized or otherwise backstopped in a manner satisfactory to the applicable Issuing Lender and the Administrative Agent) and the Commitments shall be terminated, each Grantor agrees that: 5.1 General. (a) Collateral Records. Such Grantor will maintain books and records with respect to the Collateral owned by it that are complete and accurate in all material respects, and, after the occurrence and during the continuance of an Event of Default, furnish to the Administrative Agent such reports relating to such Collateral as the Administrative Agent shall from time to time reasonably request. 13 509265-2041-31480247.14

(b) Authorization to File Financing Statements; Ratification. Such Grantor hereby authorizes the Administrative Agent to file, and if requested will deliver to the Administrative Agent, all financing statements and other documents and take such other actions as may from time to time be reasonably requested by the Administrative Agent in order to maintain a perfected security interest in (with the priority required by the Intercreditor Agreement) and, if applicable, Control of, the Collateral owned by such Grantor, in each case. Any financing statement filed by the Administrative Agent may be filed in any filing office in any applicable UCC jurisdiction and may (i) indicate such Grantor’s Collateral (A) as “all assets of the Grantor” or words of similar effect, regardless of whether any particular asset included in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (B) by any other description which reasonably approximates the description contained in this Agreement, and (ii) contain any other information required by the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor. Such Grantor also agrees to furnish any such information described in the foregoing sentence to the Administrative Agent promptly upon written request. (c) [Reserved]. (d) [Reserved]. (e) [Reserved]. (f) Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except for financing statements (i) naming the Administrative Agent on behalf of the Secured Parties as the secured party and (ii) in respect of other Liens permitted by Section 7.3 of the Credit Agreement. Such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement naming the Administrative Agent as secured party without the prior written consent of the Administrative Agent, subject to such Grantor’s rights under the UCC. (g) Locations. Such Grantor will provide a list (which may be electronic) of retail store or other locations where such Grantor maintains any Collateral consisting of Inventory as the Administrative Agent may from time to time reasonably request. (h) [Reserved]. 5.2 [Reserved]. 5.3 [Reserved]. 5.4 Delivery of Instruments and Securities. Subject to the terms of the Intercreditor Agreement, such Grantor will (a) deliver to the Administrative Agent (x) on the Closing Date (with respect to certificated Securities and Instruments the constitute Collateral existing on such date) or (y) within 30 days following receipt, formation, acquisition or redesignation by such Grantor (with respect to certificated Securities and Instruments that constitute Collateral received or acquired after the Closing Date) the originals of all certificated Securities and all Instruments constituting Collateral owned by it if, in the case of Instruments, the amount payable thereunder is greater than $1,000,000; provided, that, to the extent that Instruments with an individual amount less than $1,000,000 which are not delivered exceeds $7,500,000 in the aggregate, the Grantors shall deliver Instruments sufficient to cause such aggregate amount to be less than $7,500,000; provided that such delivery shall not be required with respect to (1) notes and Instruments that are promptly deposited into an investment or securities account, (2) checks received in the ordinary 14 509265-2041-31480247.14 course of business and (3) notes and Instruments issued in connection with the extension of trade credit by any Grantor in the ordinary course of business and (b) in connection with the delivery of Collateral pursuant to clause (a)(y) above, promptly upon the Administrative Agent's written request, deliver to the Administrative Agent a duly executed amendment to this Agreement, substantially in the form of Exhibit F hereto (the “Amendment”), pursuant to which such Grantor will pledge such additional Collateral. Such Grantor hereby authorizes the Administrative Agent to attach each Amendment to this Agreement and agrees that all additional Collateral owned by it set forth in such Amendments shall be considered to be part of the Collateral. 5.5 Uncertificated Pledged Collateral. Upon the written request of the Administrative Agent, such Grantor will from time to time use commercially reasonable efforts to cause the appropriate issuer of uncertificated securities or other types of Pledged Collateral owned by it not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Agreement. With respect to any Pledged Collateral owned by it, upon the written request of the Administrative Agent, such Grantor will use commercially reasonable efforts to cause the issuers of uncertificated securities which are Pledged Collateral to cause the Administrative Agent to have and retain Control over such Pledged Collateral. 5.6 Pledged Collateral. (a) [Reserved]. (b) Registration of Pledged Collateral. Subject to the terms of the Intercreditor Agreement, after the occurrence and during the continuation of any Event of Default such Grantor will permit any registerable Pledged Collateral owned by it to be registered in the name of the Administrative Agent or its nominee at any time at the option of the Administrative Agent. (c) Exercise of Rights in Pledged Collateral. (i) Without in any way limiting the foregoing and subject to clause (ii) below, such Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by it to the extent not in violation of this Agreement, the Credit Agreement or any other Loan Document. (ii) Subject to the terms of the Intercreditor Agreement, such Grantor will permit the Administrative Agent or its nominee at any time after the occurrence and during the continuation of an Event of Default, without notice, to exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Capital Stock or Investment Property constituting such Pledged Collateral as if it were the absolute owner thereof. (iii) Unless an Event of Default shall have occurred and be continuing, such Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral owned by it to the extent not in violation of the Credit Agreement. If an Event of Default shall occur and be continuing and the Administrative Agent shall give written notice of its intent to exercise such rights to the relevant Grantor or Grantors, the Administrative Agent shall have the right to receive all such cash dividends, interest, payments and other Proceeds paid in respect of the Pledged Collateral. 5.7 Intellectual Property. (a) [Reserved]. 15 509265-2041-31480247.14

(b) Such Grantor shall promptly notify the Administrative Agent if it has received written notice that any application or registration for a United States Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Grantor’s ownership of any United States Patent, Trademark or Copyright registration or application or to keep and maintain the same, in each case, if and to the extent that such abandonment, dedication, determination or development would reasonably be expected to have a Material Adverse Effect. (c) If such Grantor obtains an ownership or other interest in any After-Acquired Registered Intellectual Property, such Grantor shall, prior to or concurrently with the next delivery of any financial statements pursuant to Section 6.1(a) or 6.1(b) of the Credit Agreement, execute and deliver an appropriate short form intellectual property security agreement or agreements, as applicable, substantially in the form of Annex 2 hereto to evidence the Administrative Agent’s first priority (or such other priority required by the Intercreditor Agreement) security interest, subject only to Liens permitted by Section 7.3 of the Credit Agreement, in such After-Acquired Registered Intellectual Property during the preceding applicable period, and shall make any necessary or reasonably desirable recordations of such short form intellectual property security agreements with the United States Patent and Trademark Office (no later than 90 days after execution of same), the United States Copyright Office (no later than 30 days after execution of same) or any similar office or agency as appropriate. 5.8 Commercial Tort Claims. If such Grantor shall acquire an interest in any Commercial Tort Claim with a value estimated in good faith by the Borrower to be in excess of $5,000,000, concurrently with the delivery of any financial statements pursuant to Section 6.1(a) or Section 6.1(b) of the Credit Agreement (or, if acquired within 30 days of the date of delivery of such financial statements, the next succeeding delivery), such Grantor shall notify the Administrative Agent of the existence thereof and, upon written request from the Administrative Agent, such Grantor shall enter into an amendment to this Agreement, in the form of Exhibit F hereto, granting to the Administrative Agent security interest in such commercial tort claim (with the priority required by the Intercreditor Agreement). 5.9 [Reserved]. 5.10 [Reserved]. 5.11 [Reserved]. 5.12 Insurance. (a) [Reserved]. (b) If the Grantor fails to obtain any insurance as required by Section 6.5 of the Credit Agreement, the Administrative Agent may obtain such insurance at the Borrower’s expense. By purchasing such insurance, the Administrative Agent shall not be deemed to have waived any Default arising from a Grantor’s failure to maintain such insurance or pay any premium therefor. All sums disbursed by the Administrative Agent in connection with this Section 5.12 shall be part of the Obligations secured hereby. (c) Subject to the Intercreditor Agreement, such Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, (i) during the occurrence and continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, and for making all determinations and decisions with respect thereto, and (ii) during a Full Cash Dominion Period, of endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies. 16 509265-2041-31480247.14

5.13 Change of Name. Such Grantor will provide to the Administrative Agent within ten (10) Business Days (or such later date as the Administrative Agent may agree in its reasonable discretion) thereafter notice of any change (i) in its corporate or organization name or (ii) in its “location” (determined as provided in UCC Section 9-307) and will deliver to the Administrative Agent all additional financing statements and other executed documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein. 5.14 [Reserved]. 5.15 [Reserved]. 5.16 [Reserved]. 5.17 Required Actions. Notwithstanding anything to the contrary in this Agreement or the Credit Agreement, with respect to each Grantor, (a) no perfection steps shall be required by any means other than (i) filings pursuant to the UCC in the office of the Secretary of State (or equivalent filing office) of the relevant State(s) of the respective jurisdictions of organization of such Grantor, (ii) filings in the United States Patent and Trademark Office and the United States Copyright Office of executed short form security agreements, in the form substantially set forth in Annex 2, (iii) delivery of Collateral consisting of Instruments with an individual principal amount in excess of $1,000,000 or, to the extent that Instruments with an individual principal amount less than $1,000,000 which are not delivered exceeds $7,500,000 in the aggregate, delivery of Instruments sufficient to cause such aggregate principal amount to be less than $7,500,000; provided that such delivery shall not be required with respect to (1) notes and Instruments that are promptly deposited into an investment or securities account, (2) checks received in the ordinary course of business and (3) notes and Instruments issued in connection with the extension of trade credit by any Grantor in the ordinary course of business, (iv) delivery of Collateral consisting of certificated Securities, (v) entering into Deposit Account Control Agreements to the extent required by the terms of this Agreement or the Credit Agreement, (vi) actions for the purposes of obtaining Control over Pledged Collateral constituting uncertificated securities and (vii) other actions expressly required by this Agreement or the Credit Agreement, (b) no actions shall be required hereunder in order to create or perfect any security interest in assets of such Grantor located or titled outside of the United States or make enforceable any such security interest (it being understood that there shall be no security agreements or pledge agreements with respect to assets of such Grantor governed under the laws of any jurisdiction other than the United States); (c) no actions shall be required hereunder in order to perfect any security interest in Securities Accounts or assets subject to certificates of title except to the extent a security interest in such assets may be perfected by filing a UCC financing statement; and (d) no security shall be taken or perfected over movable plant and equipment to the extent requiring any labeling or segregation of such plant or equipment. ARTICLE VI EVENTS OF DEFAULT AND REMEDIES 6.1 Remedies. (a) Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may exercise any or all of the following rights and remedies: (i) those rights and remedies provided in this Agreement, the Credit Agreement, or any other Loan Document; provided that this Section 6.1(a) shall not be understood to limit any rights or remedies available to the Administrative Agent and the Secured Parties prior to an Event of Default; (ii) those rights and remedies available to a secured party under the UCC or under any other applicable law (including, without limitation, any law governing the exercise of a 17 509265-2041-31480247.14 bank's right of setoff or bankers’ lien and any credit bidding) when a debtor is in default under a security agreement; (iii) give notice of sole control or any other instruction under any Deposit Account Control Agreement and take any action therein with respect to such Collateral; (iv) without notice (except as specifically provided in Section 9.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable; and (v) concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, collect and receive all cash dividends, interest, principal and other distributions made thereon and otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the outright owner thereof. (b) The Administrative Agent, on behalf of the Secured Parties, shall comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. (c) The Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase (including by credit bidding) for the benefit of the Administrative Agent and the Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases. (d) Until the Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. (e) Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Administrative Agent will give the Grantors reasonable notice of the time and place of any public sale thereof or of the time and place on or after which any private sale thereof is to be made. The requirement of reasonable notice conclusively shall be met if such notice is mailed, certified mail, postage prepaid, to the Grantors at the address set forth in Article X, or delivered or otherwise sent to the Grantors, at least ten (10) days before the date of the sale. The Grantors expressly waive, to the fullest extent permitted by applicable law, any right to receive notice of any public or private sale of any Collateral or other security for the Obligations except as expressly provided for in this paragraph. 18 509265-2041-31480247.14

The Administrative Agent shall not be obligated to make any sale of the Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Collateral may have been given. The Administrative Agent may, without notice or publication, except as required by applicable law, adjourn the sale from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice (except as required by applicable law), be made at the time and place to which the same was so adjourned. (f) Notwithstanding the foregoing, neither the Administrative Agent nor the Secured Parties shall be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral. (g) To the extent permitted by applicable law, with respect to any Collateral consisting of securities, partnership interests, membership interests, joint venture interests or the like, and whether or not any of such Collateral has been effectively registered under the Securities Act of 1933, as amended, or other applicable laws, the Administrative Agent may, in its sole and absolute discretion, upon the occurrence and during the continuance of an Event of Default, sell all or any part of such Collateral at a private sale in such manner and under such circumstances as the Administrative Agent may deem necessary or advisable in order that the sale may be lawfully conducted in a commercially reasonable manner. Without limiting the foregoing, the Administrative Agent may (i) approach and negotiate with a limited number of potential purchasers, and (ii) restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or resale thereof. In the event that any such Collateral is sold at a private sale, the Grantors agree to the extent permitted by applicable law that if such Collateral is sold for a price which is commercially reasonable, then (A) the Grantors shall not be entitled to a credit against the Obligations in an amount in excess of the purchase price, and (B) neither the Administrative Agent nor the other Secured Parties shall incur any liability or responsibility to the Grantors in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale. The Grantors recognize that a ready market may not exist for such Collateral if it is not regularly traded on a recognized securities exchange, and that a sale by the Administrative Agent of any such Collateral for an amount less than a pro rata share of the fair market value of the issuer’s assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of such Collateral or Collateral that is privately traded. 6.2 Grantor’s Obligations Upon Default. Upon the request of the Administrative Agent after the occurrence and during the continuance of an Event of Default, each Grantor will: (a) assemble and make available to the Administrative Agent the Collateral and all books and records relating thereto at any place or places reasonably specified by the Administrative Agent, whether at a Grantor’s premises or elsewhere; (b) permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy; (c) [reserved]; 19 509265-2041-31480247.14

(d) take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Administrative Agent to consummate a public sale or other disposition of the Pledged Collateral; and (e) at its own expense, cause the independent certified public accountants then engaged by each Grantor to prepare and deliver to the Administrative Agent, at any time, and from time to time, promptly upon the Administrative Agent’s request, the following reports with respect to the applicable Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts. 6.3 Disposal of Inventor; Grant of IP License. Solely for the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Article VI at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby (a) grants to the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, solely during the continuance of an Event of Default and solely for the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Article VI at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, an irrevocable (only during the continuance of Event of Default), nonexclusive, license (exercisable without payment of royalty or other compensation to any Grantor), subject, in the case of Trademarks, to any quality standards and quality control practices reasonably imposed by the applicable Grantor, to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) agrees that the Administrative Agent may sell any of such Grantor’s Inventory directly to any Person, including without limitation Persons who have previously purchased the Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Administrative Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein. 6.4 Application of Proceeds. If an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in a Deposit Account subject to a Deposit Account Control Agreement, and any proceeds of the guarantee set forth in Article II, in payment of the Obligations as provided in Section 2.17(b) of the Credit Agreement. 6.5 Proceeds to be Turned Over or Received by the Administrative Agent. In addition to the rights of the Administrative Agent and the Secured Parties specified in Section 7.2 with respect to payments of Accounts and Chattel Paper, if an Event of Default shall have occurred and be continuing, upon the request of the Administrative Agent, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a collateral account established by the Administrative Agent maintained under its sole dominion and control. All such Proceeds while held by the Administrative Agent in such a collateral account (or by such Grantor in trust for the Administrative Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in the Intercreditor Agreement. 20 509265-2041-31480247.14

ARTICLE VII ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY 7.1 Account Verification. The Administrative Agent may at any time after the occurrence and during the continuance of an Event of Default, in the Administrative Agent’s own name, in the name of a nominee of the Administrative Agent, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of any such Grantor, parties to contracts with any such Grantor and obligors in respect of Instruments of any such Grantor to verify with such Persons, to the Administrative Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables. 7.2 Authorization for Administrative Agent to Take Certain Action. (a) Each Grantor hereby irrevocably appoints the Administrative Agent as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor, and in the name of such Grantor, or otherwise, from time to time, in the Administrative Agent’s sole and absolute discretion (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (ii) to endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Administrative Agent Control over such Pledged Collateral, (v) to apply the proceeds of any Collateral received by the Administrative Agent to the Obligations as provided in the Credit Agreement, (vi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens that are permitted by the Credit Agreement), (vii) to send verifications of Accounts to any Account Debtor, (viii) to demand payment or enforce payment of the Receivables in the name of the Administrative Agent or such Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (ix) to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of the Grantor, assignments and verifications of Receivables, (x) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (xi) to settle, adjust, compromise, extend or renew the Receivables, (xii) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xiii) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xiv) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Collateral, (xv) to change the address for delivery of mail addressed to such Grantor to such address as the Administrative Agent may designate and to receive, open and dispose of all mail addressed to such Grantor, and (xvi) to do all other acts and things necessary to carry out this Agreement; and such Grantor agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent in connection with any of the foregoing; provided that (A) the authorizations in clauses (ii), (iv), (vi), (vii), (viii), (ix), (x), (xi), (xii), (xiii), (xiv), (xv), and (xvi) of this Section 7.2(a) may only be used by the Administrative Agent during the continuance of any Event of Default, (B) the authorizations provided in this Section 7.2(a) shall not relieve such Grantor of any of its obligations under this Agreement or under the Credit Agreement and (C) the Administrative Agent shall exercise the foregoing rights in accordance with the Intercreditor Agreement (so long as the Intercreditor Agreement is in effect). (b) All acts of said attorney or designee performed in accordance with this Section 7.2 are hereby ratified and approved. The powers conferred on the Administrative Agent, for the benefit of the 21 509265-2041-31480247.14

Administrative Agent and Lenders, under this Section 7.2 are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers. 7.3 Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 7.2 ABOVE) WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE (WHICH MAY ONLY BE EXERCISED DURING THE CONTINUANCE OF ANY EVENT OF DEFAULT) ANY OF THE PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY OF THE PLEDGED COLLATERAL, THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE, UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF ANY EVENT OF DEFAULT, THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF ANY OF THE PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY OF THE PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT. IN EACH CASE OF THE FOREGOING, THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXYHOLDER AND ATTORNEY-IN-FACT SHALL NOT BE EFFECTIVE UNTIL THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT UNTIL THE APPLICABLE EVENT OF DEFAULT IS NO LONGER CONTINUING IN WHICH CASE THE ADMINISTRATIVE AGENT’S RIGHTS UNDER THIS SECTION 7.3 SHALL CEASE TO BE EFFECTIVE, SUBJECT TO REVESTING IN THE EVENT OF A SUBSEQUENT EVENT OF DEFAULT THAT IS CONTINUING. 7.4 Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VII IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 9.14. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE ADMINISTRATIVE AGENT, NOR ANY SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, NOR ANY OF THEIR OR THEIR AFFILIATES’ RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE TO (I) ITS OWN GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OR (II) A MATERIAL BREACH BY IT OF ITS OBLIGATIONS UNDER THIS AGREEMENT PURSUANT TO A CLAIM INITIATED BY ANY GRANTOR, IN EACH CASE, AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES. ARTICLE VIII COLLECTION AND APPLICATION OF COLLATERAL PROCEEDS; DEPOSIT ACCOUNTS 8.1 Collection of Accounts. (a) On or before the date that is sixty (60) days following the Closing Date (or such later date agreed to by the Administrative Agent in its reasonable discretion, the 22 509265-2041-31480247.14

“Control Agreement Deadline”), each Grantor shall (i) execute and deliver to the Administrative Agent Deposit Account Control Agreements for each Collateral Deposit Account, which Collateral Deposit Accounts as of the Closing Date are identified as such on Exhibit B, and (ii) establish lock box service (the “Lock Boxes”) with banks at which lock boxes are maintained (which banks as of the Closing Date are set forth in Exhibit B), which Lock Boxes shall be subject to irrevocable lockbox agreements (which may be set forth in Deposit Account Control Agreements) in form and substance reasonably acceptable to the Administrative Agent and shall be accompanied by (A) an acknowledgment by the bank where such Lock Box is located of the Lien of the Administrative Agent granted hereunder and (B) such bank’s agreement to comply with irrevocable instructions to wire all amounts collected therein to the Collection Account or any other Deposit Account subject to a Deposit Account Control Agreement (a “Lock Box Agreement”). After the Closing Date, each Grantor will comply with the terms of Section 8.2 and Section 6.12 of the Credit Agreement. (b) During any Full Cash Dominion Period, (i) each Grantor shall direct all of its Account Debtors to forward payments directly to lock boxes which shall be Lock Boxes subject to Lock Box Agreements or a Deposit Account that shall be a Collateral Deposit Account, in each case in accordance with Section 8.1(a) or 8.2, (ii) each Grantor shall ensure that all net cash proceeds received by such Grantor in respect of any Disposition (other than a Disposition pursuant to Section 7.5(b) of the Credit Agreement) of assets included in the Borrowing Base shall be deposited into a Collateral Deposit Account and (iii) the Administrative Agent shall be authorized to exercise exclusive control over any Collateral Deposit Accounts at all times and no Grantor will be permitted to remove any item from a Lock Box or from a Collateral Deposit Account without the Administrative Agent’s prior written consent. The Administrative Agent hereby agrees that (A) except as provided in Section 6.1, it will not deliver a notice exercising exclusive control over a Collateral Deposit Account unless a Full Cash Dominion Period has commenced and is continuing or an Event of Default shall have occurred and be continuing and (B) it will promptly deliver a notice rescinding its exclusive control over any Collateral Deposit Account with respect to which it has previously delivered a notice exercising exclusive control if such Full Cash Dominion Period shall have ended and no Event of Default is then continuing. If any Grantor should refuse or neglect to notify any Account Debtor to forward any payments directly to a Lock Box subject to a Lock Box Agreement or Collateral Deposit Account after written notice from the Administrative Agent thereof, the Administrative Agent shall, notwithstanding anything to the contrary set forth herein, be entitled to make such notification directly to such Account Debtor. If notwithstanding the foregoing instructions during any Full Cash Dominion Period (or when any Event of Default shall have occurred and be continuing), any Grantor receives any proceeds of any Receivables, or net cash proceeds from Dispositions of assets included in the Borrowing Base, such Grantor shall receive such payments as the Administrative Agent’s trustee, and shall promptly deposit all cash, checks or other similar payments related to or constituting payments made in respect of Receivables or net cash proceeds received by it to a Collateral Deposit Account. During any Full Cash Dominion Period, the Administrative Agent shall have the right to require that all funds deposited into any Lock Box subject to a Lock Box Agreement or a Collateral Deposit Account be swept on a daily basis into a collection account maintained by the Borrower with the Administrative Agent (the “Collection Account”). The Administrative Agent shall hold and apply funds received into the Collection Account as provided by the terms of Section 8.3. 8.2 Covenant Regarding New Deposit Accounts; Lock Boxes. (a) No Grantor may open a new Lock Box or Collateral Deposit Account after the Closing Date unless (i) such Grantor shall have provided, within three (3) Business Days following the opening thereof (or such longer period as the Administrative Agent may agree in its reasonable discretion), notice of the opening of such Lock Box or Collateral Deposit Account to the Administrative Agent and (ii) the bank or financial institution at which such Grantor seeks to open such Lock Box or Collateral Deposit Account has entered into, within sixty (60) days following the opening thereof (or such longer period as the Administrative Agent may agree in its reasonable discretion), a Lock Box Agreement or a Deposit Account Control Agreement giving the Administrative Agent Control 23 509265-2041-31480247.14

of such Lock Box or Collateral Deposit Account in a manner consistent with the requirements set forth in Section 8.1(a)(i) and (ii); provided that (A) no such agreement will be required to be effective prior to the Control Agreement Deadline and (B) after the Control Agreement Deadline, the Administrative Agent may, in its reasonable sole discretion, with respect to any Lock Box or Collateral Deposit Account that is not subject to a Lock Box Agreement or a Deposit Account Control Agreement defer delivery of a Lock Box Agreement or a Deposit Account Control Agreement with respect to such Lock Box or Collateral Deposit Account (it being understood and agreed that, prior to the opening of such new Lock Boxes or Collateral Deposit Accounts referenced in this clause (B) (but only after the Control Agreement Deadline), the Administrative Agent shall be entitled to establish a Reserve with respect to those Lock Boxes or Collateral Deposit Accounts referenced in this clause (B) for which a Lock Box Agreement or a Deposit Account Control Agreement has not yet been executed and delivered). (b) If any Grantor opens an additional Lock Box or Collateral Deposit Account with a bank that is already party to a Lock Box Agreement or Deposit Account Control Agreement or such Grantor transfers or otherwise assigns any Lock Box or Collateral Deposit Account subject to an existing Lock Box Agreement or Deposit Account Control Agreement to a different Grantor party to such Lock Box Agreement or Deposit Account Control Agreement, such Grantor or the Borrower shall notify the Administrative Agent within three (3) Business Days following the opening or transfer thereof and the Administrative Agent shall have the authority to enter into, on behalf of itself and the applicable Grantor or Grantors, an amendment, supplement or other modification to such Lock Box Agreement or Deposit Account Control Agreement to reflect the addition or change in ownership, as the case may be, of such Lock Box Agreement or Collateral Deposit Account for the purpose of ensuring that such Lock Box Agreement or Collateral Deposit Account is subject to the control arrangement evidenced thereby. (c) In the case of Lock Boxes or Collateral Deposit Accounts maintained with any Lender, the terms of each Lock Box Agreement and Deposit Account Control Agreement entered into with such Lender shall be subject to the provisions of the Credit Agreement regarding setoff. 8.3 Application of Proceeds; Deficiency All amounts deposited in the Collection Account shall be deemed received by the Administrative Agent in accordance with Section 2.17(b) of the Credit Agreement and shall, after having been credited to the Collection Account, be made available to and applied (and allocated) by the Administrative Agent in accordance with Section 2.11(c) of the Credit Agreement, subject to the Intercreditor Agreement; provided that during any Full Cash Dominion Period, after such application, so long as no Event of Default has occurred and is continuing, the balance, if any remaining shall be deposited into an account of the Borrower designated for such purposes by written notice by the Borrower to the Administrative Agent (the “Designated Account”); provided, further, that, so long as no Event of Default has occurred and is continuing, and no Full Cash Dominion Period is in effect, collections which are received into the Collection Account shall be deposited into the Designated Account rather than being used to reduce amounts owing under the Credit Agreement. At any time that an Event of Default has occurred and is continuing, the Administrative Agent may require all cash proceeds of the Collateral which are not required to be applied to the Obligations pursuant to Section 2.17(b) of the Credit Agreement (including any such proceeds not required to be swept into the Collection Account) to be deposited in a special non-interest bearing cash collateral account with the Administrative Agent and held there as security for the Obligations. No Grantor shall have any control whatsoever over said cash collateral account. Any such proceeds of the Collateral, and any other proceeds of Collateral received by the Administrative Agent hereunder, shall be applied, subject to the Intercreditor Agreement, in the order set forth in Section 2.17(b) of the Credit Agreement unless a court of competent jurisdiction shall otherwise direct. The balance, if any, after all of the Obligations have been satisfied, shall be deposited by the Administrative Agent into the Borrower’s general operating account with the Administrative Agent. The Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all 24 509265-2041-31480247.14

Obligations, including any reasonable and documented out-of-pocket attorneys’ fees and other expenses incurred by Administrative Agent or any Secured Party to collect such deficiency. ARTICLE IX GENERAL PROVISIONS 9.1 Waivers. Except as set forth in Section 6.1(e), each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article X, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent or any Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise out of (i) the gross negligence, bad faith or willful misconduct of the Administrative Agent or such Secured Party, as applicable, or (ii) a material breach by the Administrative Agent or such Secured Party, as applicable, of its obligations under this Agreement or any other Loan Document pursuant to a claim initiated by any Grantor, in each case, as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral. 9.2 Limitation on Administrative Agent’s and Secured Parties’ Duty with Respect to the Collateral. So long as the Administrative Agent exercises reasonable care with respect to any Collateral in its possession, custody or control, neither the Administrative Agent nor any Secured Party shall have any liability for any loss of or damage to any Collateral, and in no event shall the Administrative Agent or the Secured Parties have liability for any diminution in value of the Collateral occasioned by economic or market conditions or events. The Administrative Agent shall be deemed to have exercised reasonable care within the meaning of the preceding sentence if the Collateral in the possession, custody or control of the Administrative Agent is accorded treatment substantially equal to that which the Administrative Agent accords similar property for its own account, it being understood that neither the Administrative Agent nor any Secured Party shall have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Administrative Agent or any Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any Person with respect to any Collateral. Neither the Administrative Agent nor any Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. Without limitation upon the foregoing, nothing contained in this Section 9.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 9.2. 9.3 Compromises and Collection of Collateral. The Grantors and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in 25 509265-2041-31480247.14 part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action. 9.4 [Reserved]. 9.5 [Reserved]. 9.6 [Reserved]. 9.7 No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Administrative Agent or any Secured Party to exercise any right or remedy granted under this Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by the Administrative Agent with the concurrence or at the direction of the Lenders required under Section 10.1 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Secured Parties until the Obligations have been paid in full. 9.8 Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law or the Intercreditor Agreement (so long as the Intercreditor Agreement is in effect), and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law and the Intercreditor Agreement (so long as the Intercreditor Agreement is in effect) that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in any this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable. 9.9 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. 26 509265-2041-31480247.14

9.10 Benefit of Agreement. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent and the Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Agreement or any interest herein, without the prior written consent of the Administrative Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, hereunder. 9.11 Survival of Representations. All representations and warranties of the Grantors contained in this Agreement shall survive the execution and delivery of this Agreement. 9.12 Expenses. The Grantors shall reimburse the Administrative Agent for its expenses in accordance with Section 10.5 of the Credit Agreement, the terms of which shall apply as if each Grantor were the Borrower thereunder. Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors. 9.13 Headings. The headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. 9.14 Termination. This Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than indemnification or reimbursement obligations under Sections 2.18, 2.19(a), 2.19(d) or 2.20 of the Credit Agreement for which the Borrower has not been notified and contingent indemnification obligations, Banking Services Obligations and Secured Swap Obligations) shall have been paid in full and the Commitments have been terminated and no Letters of Credit shall be outstanding (other than Letters of Credit cash collateralized or otherwise backstopped in a manner satisfactory to the applicable Issuing Lender and the Administrative Agent). 9.15 Entire Agreement. This Agreement embodies the entire agreement and understanding between the Grantors and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Administrative Agent relating to the Collateral. 9.16 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. (b) Each of the Grantors hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York, the courts of the United States District Court of the Southern District of New York, and any appellate court from any thereof (and, to the extent necessary to enforce the Secured Parties’ rights under the Loan Documents, courts where Collateral may be located or deemed to be located and any appellate court thereof), in any legal action or proceeding arising out of or relating to any Loan Document, or for recognition and enforcement of any judgment in respect thereof, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court; provided, that nothing contained herein or in any other Loan Document will prevent any Lender or the Administrative Agent from bringing any action to enforce any award or judgment or exercise any right under the Security Documents or against any 27 509265-2041-31480247.14

Collateral or any other property of any Grantor in any other forum in which jurisdiction can be established. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Lenders, the Lenders or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Grantors or their respective properties in the courts of any jurisdiction. (c) Each of the Grantors hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law. 9.17 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. 9.18 Indemnity. Each Grantor hereby agrees to indemnify the Administrative Agent, the Lenders, their respective affiliates and their respective officers, directors, employees, agents, advisors and controlling persons in accordance with Section 10.5(d) of the Credit Agreement, the terms of which shall apply as if each Grantor were the Borrower. 9.19 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. 9.20 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. 9.21 Intercreditor Agreement. The terms of this Agreement, any Lien granted to the Administrative Agent (for the benefit of the Secured Parties) pursuant to this Agreement and the exercise of any right or remedy by the Administrative Agent hereunder are subject to the provisions of the Intercreditor Agreement (so long as the Intercreditor Agreement is in effect). In the event of any inconsistency between the provisions of this Agreement and the Intercreditor Agreement (so long as the Intercreditor Agreement is in effect), the provisions of the Intercreditor Agreement shall supersede the provisions of this Agreement. Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, all rights and remedies of the Administrative Agent (and the Secured Parties) shall be subject to the terms of the Intercreditor Agreement (so long as the Intercreditor Agreement is in effect), and until the Term Loan Obligations Payment Date (as defined in the Intercreditor Agreement 28 509265-2041-31480247.14

and so long as the Intercreditor Agreement is in effect), (i) no Grantor shall be required hereunder or under any other Loan Document to take any action with respect to Term Loan Priority Collateral that is inconsistent with such Grantor’s obligations under the applicable Term Loan Documents (as defined in the Intercreditor Agreement) and (ii) any obligation of any Grantor hereunder or under any other Loan Document with respect to the delivery or control of any Term Loan Priority Collateral, bill of lading or other document, the giving of any notice to any bailee or other Person, the provision of voting rights or the obtaining of any consent of any Person shall be deemed to be satisfied if such Grantor complies with the requirements of the similar provision of the applicable Term Loan Document (as defined in the Intercreditor Agreement). Until the Term Loan Obligations Payment Date (as defined in the Intercreditor Agreement and so long as the Intercreditor Agreement is in effect), the Administrative Agent may not require any Grantor to take any action with respect to the creation, perfection or priority of its security interest in the Term Loan Priority Collateral, whether pursuant to the express terms hereof or of any other Loan Document or pursuant to the further assurances provisions hereof or any other Loan Document, unless the Term Loan Representative (as defined in the Intercreditor Agreement) shall have required such Grantor to take similar action pursuant to the terms of the applicable Term Loan Documents (as defined in the Intercreditor Agreement), and delivery of any Term Loan Priority Collateral to the Term Loan Representative (as defined in the Intercreditor Agreement) pursuant to the applicable Term Loan Documents (as defined in the Intercreditor Agreement) and the Intercreditor Agreement shall satisfy any delivery requirement hereunder or under any other Loan Document. 9.22 Additional Grantors. Each Restricted Subsidiary of a Borrower that is required to become a party to this Agreement pursuant to Section 6.10 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Restricted Subsidiary of an Assumption Agreement in the form of Annex 1 hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be discharged, diminished or otherwise affected (a) by the addition or release of any other Grantor hereunder, (b) by any failure by the Borrower or any Grantor to cause any Restricted Subsidiary of the Borrower to become a Grantor hereunder or (c) by reason of the Administrative Agent’s or any of the other Secured Party’s actions in effecting, or failure to effect, any such joinder, or in releasing any Grantor hereunder, in each case, whether or not notice is given or consent is obtained from any Grantor. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder. 9.23 Releases. Releases under this Agreement shall be governed by Section 10.14 of the Credit Agreement. ARTICLE X NOTICES 10.1 Sending Notices. Any notice required or permitted to be given under this Agreement shall be sent in accordance with Section 10.2 of the Credit Agreement (with any notice to a Grantor (other than the Borrower) being sent care of the Borrower). 10.2 Change in Address for Notices. Each of the Grantors, the Administrative Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties. ARTICLE XI THE ADMINISTRATIVE AGENT JPMorgan Chase Bank, N.A. has been appointed Administrative Agent for the Lenders hereunder pursuant to Section 9 of the Credit Agreement. It is expressly understood and agreed by the parties to this Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of 29 509265-2041-31480247.14 the delegation of authority made by the Lenders to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Section 1. Any successor Administrative Agent appointed pursuant to Section 9.9 of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder. [Signature Pages Follow] 30 509265-2041-31480247.14